Exhibit 99

News Release
CACI International Inc - 1100 North Glebe Road - Arlington Virginia 22201

CACI Appoints Former Virginia Governor James S. Gilmore III and General William Scott Wallace, USA (Ret.), to Board of Directors
New Directors Bring Exceptional Leadership and History of Distinguished National Service

Arlington, Va., July 1, 2009 - CACI International Inc (NYSE: CACI) announced today that it has appointed The Honorable James S. Gilmore III, former Governor of Virginia, and General William Scott Wallace, USA (Ret.), former Commanding General of the U.S. Army Training and Doctrine Command, to CACI's Board of Directors. The new directors bring an exceptional history of leadership and distinguished service to the nation, offering unique expertise that will provide strong support for CACI's business.

During his term as Virginia's executive leader, from 1998 to 2002, Governor Gilmore created the nation's first secretariat of technology, established a statewide technology commission, and signed into law the nation's first comprehensive state Internet policy. He also chaired the U.S. Congressional Advisory Panel to Assess Domestic Response Capabilities Involving Terrorism and Weapons of Mass Destruction, a national panel established by Congress to assess federal, state, and local government capabilities to respond to the consequences of a terrorist attack. Also known as the "Gilmore Commission," this panel was influential in developing the Office of Homeland Security. In 2003, President George W. Bush appointed him to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. Governor Gilmore was also Virginia's Attorney General from 1993 to 1997. His military career includes service as a U.S. Army counterintelligence agent in West Germany from 1971 to 1974. Governor Gilmore is a 1971 graduate of the University of Virginia and a 1977 graduate of the University of Virginia School of Law.

Governor Gilmore's board experience includes serving as Chairman of the Board of Everquest Financial Ltd. He is currently a member of the boards of directors of Atlas Air Worldwide Holdings, Inc. and Cypress Communications, Inc. and served on the board of Barr Pharmaceuticals from 2002 to 2008, and IDT Corporation from 2002 to 2006. From 2002 to 2008, Governor Gilmore was a partner at the law firm of Kelley Drye and Warren, where he chaired the firm's Homeland Security Practice Group and focused on corporate, technology, information technology and international matters.

General Wallace is a visionary senior executive, leader, and organizational manager with a 39-year record of military excellence and achievement. As Commander of the Army's Training and Doctrine Command from 2005 to 2008, he led more than 50,000 soldiers and civilian employees at 33 army schools. He was the architect of the Army's reorganization in the continuation of military operations in Iraq and Afghanistan, and developed the organizational, technical, and warfighting requirements for the Future Combat Systems and other Army modernization efforts.

Prior to this, General Wallace was Commanding General of the Army Combined Arms Center from 2003 to 2005, Ft. Leavenworth, Kansas, where he was responsible for the development of new and emerging Army and Joint doctrine, providing the intellectual foundation for military leadership in the 21st Century.

As Commander of the Fifth U.S. Corps from 2001 to 2003, during the opening campaign of Operation Iraqi Freedom General Wallace led 140,000 soldiers from Kuwait to Baghdad, and subsequently directed the occupation of Western and Northern Iraq. He served as Commander of the Joint Warfighting Center from 1999 to 2001; Commanding General of the 4th Infantry Division - the Army's first "digitized" division that incorporated new C4ISR technologies - from 1997 to 1999; and Commanding General of the National Training Center from 1995 to 1997. General Wallace is a 1969 graduate of the United States Military Academy at West Point. Dr. J.P. (Jack) London, CACI Chairman of the Board, said, "We are proud to have former Virginia Governor James S. Gilmore III and General William Scott Wallace join CACI's Board of Directors. These superbly qualified individuals bring an exceptional record of dedicated service to our nation. Their successful leadership of large organizations and outstanding expertise in such areas as defense, intelligence, homeland security, and IT modernization perfectly complement our Board and our company's capabilities. We look forward to their contributions in continuing CACI's growth and success."

CACI International Inc provides the professional services and IT solutions needed to prevail in today's defense, intelligence, homeland security, and federal civilian government arenas. We deliver enterprise IT and network services; data, information, and knowledge management services; business system solutions; logistics and material readiness; C4ISR integration services; cyber security, information assurance, and information operations; integrated security and intelligence solutions; and program management and SETA support services. CACI services and solutions help our federal clients provide for national security, improve communications and collaboration, secure the integrity of information systems and networks, enhance data collection and analysis, and increase efficiency and mission effectiveness. We add value to our clients' operations, increase their skills and capabilities, and enhance their missions. CACI is a member of the Fortune 1000 Largest Companies and the Russell 2000 index. CACI provides dynamic careers for approximately 12,400 employees working in over 120 offices in the U.S. and Europe. CACI is the IT provider for a networked world. Visit CACI on the web at www.caci.com and www.asymmetricthreat.net.

There are statements made herein which do not address historical facts, and therefore could be interpreted to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such statements are subject to factors that could cause actual results to differ materially from anticipated results. The factors that could cause actual results to differ materially from those anticipated include, but are not limited to, the following: regional and national economic conditions in the United States and the United Kingdom, including conditions that result from a prolonged recession; terrorist activities or war; changes in interest rates; currency fluctuations; significant fluctuations in the equity markets; failure to achieve contract awards in connection with recompetes for present business and/or competition for new business; the risks and uncertainties associated with client interest in and purchases of new products and/or services; continued funding of U.S. government or other public sector projects, based on a change in spending patterns, or in the event of a priority need for funds, such as homeland security, the war on terrorism; or rebuilding Iraq; or an economic stimulus package; government contract procurement (such as bid protest, small business set asides, loss of work due to organizational conflicts of interest, etc.) and termination risks; the results of government investigations into allegations of improper actions related to the provision of services in support of U.S. military operations in Iraq; the results of government audit and reviews conducted by the Defense Contract Audit Agency or other governmental entities with cognizant oversight; individual business decisions of our clients; paradigm shifts in technology; competitive factors such as pricing pressures and/or competition to hire and retain employees (particularly those with security clearances); market speculation regarding out continued independence; material changes in laws or regulations applicable to our businesses, particularly in connection with (i) government contracts for services, (ii) outsourcing of activities that have been performed by the government, (iii) competition for task orders under Government Wide Acquisition Contracts ("GWACs") and/or schedule contracts with the General Services Administration; and (iv) accounting for convertible debt instruments; our own ability to achieve the objectives of near term or long range business plans; and other risks described in the company's Securities and Exchange Commission filings.

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Corporate Communications and Media: Jody Brown, Executive Vice President, Public Relations (703) 841-7801, jbrown@caci.com	Investor Relations: David Dragics, Senior Vice President, Investor Relations (866) 606-3471 ddragics@caci.com